Exhibit 99.1

PRESS RELEASE

Skillsoft Hosts Virtual Investor Day and Provides Strategic and Financial Outlook Update

Outlines value creation strategy and priorities

Updates FY2025 outlook and provides mid- and long-term targets for profitable growth

Announces $10 million share repurchase program

BOSTON – July 11, 2024 – Skillsoft Corp. (NYSE: SKIL) (“Skillsoft” or the “Company”), a leading platform for transformative learning experiences, will host a virtual investor day today beginning at 9:00 a.m. EDT (Eastern Time). Skillsoft’s leadership team will provide details on the Company’s strategy, elaborate on operational priorities, and discuss the Company’s mid-term and long-term financial goals.

“We are moving swiftly and deliberately to execute a strategy that will focus Skillsoft on the significant and growing market opportunity. This plan is designed to deliver immediate and sustained value creation,” said Ron Hovsepian, Skillsoft’s Executive Chair. “The market is rapidly shifting to a holistic talent development lifecycle approach. Our interactive, blended learning, and AI-centric solutions position us well to address this shift. After my first 90 days, I am more confident than ever in our ability to execute and unlock value for our shareholders.”

Financial Outlook Update

The Company is updating its financial outlook for the fiscal year ending January 31, 2025, reaffirming its prior expectations for Adjusted EBITDA on lower anticipated Revenue:

	Prior Outlook	Current Outlook
Revenue	$530 million - $550 million	$510 - $525
Adjusted EBITDA (1)	$105 million - $110 million	$105 - $110

In addition, the Company is providing the following mid- and long-term financial targets:

	Mid-term Target	Long-term Target
Revenue Growth (YoY %)	5% - 7%	10%+
Adjusted EBITDA Margin (% of Revenue)(1)	23% - 25%	28% - 30%

(1)  See “Non-GAAP Financial Measures” below for more information regarding the fact that the Company is unable to reconcile forward-looking non-GAAP measures without unreasonable efforts.

Richard Walker, Skillsoft’s Chief Financial Officer, said, “We are positioning the Company to lead in the most attractive parts of the talent development market. In the near-term, we are executing a comprehensive resource reallocation plan that will result in more than $45 million of annualized cost savings, of which we expect to reinvest up to half in our strategic growth initiatives. We have reaffirmed our Adjusted EBITDA outlook for fiscal year 2025, and we believe the actions we are taking will position the Company to grow profitably and generate positive Free Cash Flow in fiscal year 2026.”

PRESS RELEASE

Mr. Walker continued, “Looking beyond our near-term outlook, we’ve also introduced mid-term and long-term financial targets with an expectation to deliver accelerated Revenue growth and enhanced profitability, resulting in Free Cash Flow conversion in excess of 50% in the long-term.”

Share Repurchase Authorization

The Company also announced today that its Board of Directors has authorized and approved a share repurchase program for up to $10 million of the Company’s outstanding shares of Class A common stock, with an objective to manage potential dilution from future vesting of employee equity grants.

Investor Day Event Overview

During today’s event, members of the leadership team will share details on Skillsoft’s transformation framework, strategic priorities, and growth initiatives that are underway to position the Company to succeed, including presentations from:

•	Ron Hovsepian, Executive Chairman;
•	Apratim Purakayastha, General Manager – Talent Development Solutions;
•	Darren Bance, General Manager – Global Knowledge;
•	Matthew Glitzer, Chief Revenue Officer; and,
•	Richard Walker, Chief Financial Officer.

Webcast Information

Skillsoft’s Investor Day will be broadcast via live webcast through the Company’s Investor Relations website at https://investor.skillsoft.com, beginning today at 9:00 am EDT (Eastern Time) and concluding at approximately 12:00 pm EDT. There will be a Q&A session following the presentations and participants will have the ability to submit questions during the live webcast. An archived version of the webcast and presentation materials will be available on the Company’s Investor Relations website following the event.

Click here to register for the event and to attend the live webcast.

About Skillsoft
Skillsoft (NYSE: SKIL) delivers transformative learning experiences that propel organizations and people to grow together. The Company partners with enterprise organizations and serves a global community of learners to prepare today’s employees for tomorrow’s economy. With Skillsoft, customers gain access to blended, multimodal learning experiences that do more than build skills, they grow a more capable, adaptive, and engaged workforce. Through a portfolio of best-in-class content, a platform that is personalized and connected to customer needs, world-class tech and a broad ecosystem of partners, Skillsoft drives continuous growth and performance for employees and their organizations by overcoming critical skill gaps and unlocking human potential.

PRESS RELEASE

Non-GAAP Financial Measures
We track the non-GAAP financial measures that we believe are key financial measures of our success. Non-GAAP measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to us, many of which present non-GAAP measures when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of U.S. GAAP financial disclosures. For example, a company with higher U.S. GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, excluding the effects of interest income and expense moderates the impact of a company’s capital structure on its performance. However, non-GAAP measures have limitations as analytical tools. Because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. They are not presentations made in accordance with U.S. GAAP, are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with U.S. GAAP or operating cash flows determined in accordance with U.S. GAAP. As a result, these performance measures should not be considered in isolation from, or as a substitute analysis for, results of operations as determined in accordance with U.S. GAAP.

We do not reconcile our forward-looking non-GAAP financial measures to the corresponding U.S. GAAP measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure is available to us without unreasonable efforts. For the same reasons, we are unable to address the probable significance of the unavailable information. We provide non-GAAP financial measures that we believe will be achieved, however we cannot accurately predict all of the components of the adjusted calculations and the U.S. GAAP measures may be materially different than the non-GAAP measures.

Cautionary Notes Regarding Forward Looking Statements
This document includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created by those laws. All statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate may occur in the future, including such things as our outlook (including revenue, adjusted EBITDA, and free cash flow), our product development and planning, our sales pipeline, future capital expenditures, share repurchases, financial results, the impact of regulatory changes, existing and evolving business strategies and acquisitions and dispositions, demand for our services, competitive strengths, the benefits of new initiatives, growth of our business and operations, and our ability to successfully implement our plans, strategies, objectives, expectations and intentions are forward-looking statements. Also, when we use words such as “may”, “will”, “would”, “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan”, “project”, “forecast”, “seek”, “outlook”, “target”, “goal”, “probably”, or similar expressions, we are making forward-looking statements. Such statements are based upon the current beliefs and expectations of Skillsoft’s management and are subject to significant risks and uncertainties. All forward-looking disclosure is speculative by its nature, and we caution you against unduly relying on these forward-looking statements.

PRESS RELEASE

Factors that could cause or contribute to such differences include those described under “Part I - Item 1A. Risk Factors” in our Form 10 K for the fiscal year ended January 31, 2024. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements included in our other periodic filings with the Securities and Exchange Commission. The forward-looking statements contained in this document represent our estimates only as of the date of this filing and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update these forward-looking statements in the future, we specifically disclaim any obligation to do so, whether to reflect actual results, changes in assumptions, changes in other factors affecting such forward-looking statements, or otherwise.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved. Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. Additionally, statements as to market share, industry data and our market position are based on the most current data available to us and our estimates regarding market position or other industry data included in this document or otherwise discussed by us involve risks and uncertainties and are subject to change based on various factors, including as set forth above.

Investors
Chad Lyne
chad.lyne@skillsoft.com

Media
Cameron Martin
cameron.martin@skillsoft.com